Exhibit 15.2

AWARENESS LETTER

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated August 2, 2002 on our review of interim consolidated financial information of Petróleo Brasileiro S.A. – PETROBRAS for the six-month period ended June 30, 2002 and 2001 is incorporated by reference in the Registration Statement on Form F-4 of Petrobras International Finance Company and Petróleo Brasileiro S.A. – Petrobras dated December 20, 2002.

Yours very truly,

PricewaterhouseCoopers
Auditores Indpendentes
Rio de Janeiro, Brazil

December 20, 2002